                                                                    EXHIBIT 25.1

--------------------------------------------------------------------------------
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------
                                    FORM T-1

                STATEMENT OF ELIGIBILITY UNDER THE TRUST
                INDENTURE ACT OF 1939 OF A CORPORATION
                DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE
                ELIGIBILITY OF A TRUSTEE PURSUANT TO
                SECTION 305(b)(2)----------
                              --------------------

                             BANKERS TRUST COMPANY
              (Exact name of trustee as specified in its charter)

NEW YORK                                                    13-4941247
(Jurisdiction of Incorporation or                           (I.R.S. Employer
organization if not a U.S. national bank)                   Identification no.)



FOUR ALBANY STREET                                              10006
NEW YORK, NEW YORK                                              (Zip Code)
(Address of principal
executive offices)

                             BANKERS TRUST COMPANY
                             LEGAL DEPARTMENT
                             130 LIBERTY STREET, 31ST FLOOR
                             NEW YORK, NEW YORK 10006
                             (212) 250-2201
           (Name, address and telephone number of agent for service)
                         ------------------------------

NORTH FORK BANCORPORATION, INC.                 NORTH FORK CAPITAL TRUST I
(Exact name of Registrant as                    (Exact name of Registrant as
 specified in its charter)                         specified in its charter)

DELAWARE           11-1353410          DELAWARE            11-3355569
(State or other    (I.R.S. employer    (State or other     (I.R.S. employer
 jurisdiction of    Identification      jurisdiction of     Identification
 Incorporation or   no.)                incorporation or    no.)
 organization)                          organization)

275 BROAD HOLLOW ROAD                  C/O NORTH FORK BANCORPORATION, INC.
MELVILLE, NY 11747                     275 BROAD HOLLOW ROAD
(Address, including zip code           MELVILLE, NY 11747
of principal executive offices)        (Address, including zip code of
                                       principal executive offices)

  EXCHANGE CAPITAL TRUST PASS-THROUGH SECURITIES OF NORTH FORK CAPITAL TRUST I EXCHANGE JUNIOR SUBORDINATED DEBT SECURITIES OF NORTH FORK BANCORPORATION, INC.
               NORTH FORK BANCORPORATION, INC. EXCHANGE GUARANTEE
         WITH RESPECT TO EXCHANGE CAPITAL TRUST PASS-THROUGH SECURITIES
                      (Title of the indenture securities)

ITEM 1.      GENERAL INFORMATION.
             Furnish the following information as to the trustee.

        (a) Name and address of each examining or supervising authority to which it is subject.

NAME                                            ADDRESS
----                                            -------
Federal Reserve Bank (2nd District)             New York, NY
Federal Deposit Insurance Corporation           Washington, D.C.
New York State Banking Department               Albany, NY

        (b)     Whether it is authorized to exercise corporate trust powers.

                Yes.

ITEM 2.      AFFILIATIONS WITH OBLIGOR.

             If the obligor is an affiliate of the Trustee, describe each such affiliation.

             None.

ITEM 3.-15.  NOT APPLICABLE

ITEM 16.     LIST OF EXHIBITS.

        EXHIBIT 1 -     Restated Organization Certificate of Bankers Trust
                        Company dated August 7, 1990, Certificate of Amendment of the Organization Certificate of Bankers Trust
                        Company dated June 21, 1995 - Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement,
                        Registration No. 33-65171, and Certificate of
                        Amendment of the Organization Certificate of Bankers
                        Trust Company dated March 20, 1996, copy attached.

        EXHIBIT 2 -     Certificate of Authority to commence business -
                        Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

        EXHIBIT 3 -     Authorization of the Trustee to exercise corporate
                        trust powers - Incorporated herein by reference to
                        Exhibit 2 filed with Form T-1 Statement, Registration
                        No. 33-21047.

        EXHIBIT 4 -     Existing By-Laws of Bankers Trust Company, as amended
                        on January 21, 1997 - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration
                        No. 333-20111.

EXHIBIT 5 -- Not applicable.

EXHIBIT 6 -- Consent of Bankers Trust Company required by Section 321(b) of the Act. -- Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 22-18864.

EXHIBIT 7 -- A copy of the latest report of condition of Bankers Trust Company dated as of December 31, 1996.

EXHIBIT 8 -- Not Applicable.

EXHIBIT 9 -- Not Applicable.

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 24th day of March, 1997.


                                         BANKERS TRUST COMPANY


                                         By:    /s/ Kevin Weeks
                                             --------------------------
                                                Kevin Weeks
                                                Assistant Treasurer

                                   SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 24th day of March, 1997.

                                        BANKERS TRUST COMPANY

                                        By: /s/ Kevin Weeks
                                            ----------------------------------
                                            Kevin Weeks
                                            Assistant Treasurer

Legal Title of Bank: Bankers Trust Company  Call Date: 12/31/96   ST-BK:  36-4840        FFIEC 031
Address:             130 Liberty Street     Vendor ID: D          CERT: 00623            Page RC-1
City, State  ZIP:    New York, NY 10006                                                  11
FDIC Certificate No.:           0 0 6 2 3

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS DECEMBER 31, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                                                              ----------------
                                                                                                              C400
                                                                                              --------------------------------
                                                                 DOLLAR AMOUNTS IN THOUSANDS     RCFD   BIL MIL THOU
------------------------------------------------------------------------------------------------------------------------------
ASSETS                                                                              //////////////////
  1.  Cash and balances due from depository institutions (from Schedule RC-A):      //////////////////
      a. Noninterest-bearing balances and currency and coin (1)...................  0081                 1,545,000      1.a.
      b. Interest-bearing balances (2)............................................  0071                 2,494,000      1.b.
  2.  Securities:                                                                   //////////////////
      a. Held-to-maturity securities (from Schedule RC-B, column A)...............  1754                         0      2.a.
      b. Available-for-sale securities (from Schedule RC-B, column D).............  1773                 4,368,000      2.b.
  3. Federal funds sold and securities purchased under agreements to resell         //////////////////
       in domestic offices of the bank and of its Edge and Agreement subsidiaries,
       and in IBFs:                                                                 //////////////////
      a. Federal funds sold.......................................................  0276                 3,651,000      3.a.
      b. Securities purchased under agreements to resell..........................  0277                 3,230,000      3.b.
  4. Loans and lease financing receivables:                                         //////////////////
      a. Loans and leases, net of unearned income                                   //////////////////
           (from Schedule RC-C)..........................   RCFD 2122   27,239,000  //////////////////                  4.a.
      b. LESS: Allowance for loan and lease losses.......   RCFD 3123      917,000  //////////////////                  4.b.
      c. LESS: Allocated transfer risk reserve...........   RCFD 3128            0  //////////////////                  4.c.
      d. Loans and leases, net of unearned income,                                  //////////////////
         allowance, and reserve (item 4.a minus 4.b                                 //////////////////
         and 4.c).................................................................  2125                28,889,000      4.d.
  5. Assets held in trading accounts..............................................  3545                38,272,000      5.
  6. Premises and fixed assets (including capitalized leases).....................  2145                   914,000      6.
  7. Other real estate owned (from Schedule RC-M).................................  2150                   213,000      7.
  8. Investments in unconsolidated subsidiaries and associated companies (from
     Schedule RC-M)...............................................................  2130                   184,000      8.
  9. Customers' liability to this bank on acceptances outstanding.................  2155                   597,000      9.
 10. Intangible assets (from Schedule RC-M).......................................  2143                    17,000      10.
 11. Other assets (from Schedule RC-F)............................................  2160                 6,056,000      11.
 12. Total assets (sum of items 1 through 11).....................................  2170                90,430,000      12.
                                                                                    ----------------------------------


-------------------------
(1)     Includes cash items in process of collection and unposted debits.
(2)     Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:  Bankers Trust Company
Address:              130 Liberty Street
City, State           Zip:         New York, NY 10006
             12
FDIC Certificate No.:   /0/0/6/2/3


Call Date: 12/31/96  ST-BK: 36-4840         FFIEC 031
Vendor ID: D         CERT: 00623            Page RC-2


SCHEDULE RC-CONTINUED

                                                              DOLLAR AMOUNTS IN THOUSANDS   ////////   BIL MIL THOU
----------------------------------------------------------------------------------------------------------------------
LIABILITIES                                                                                 /////////////////////////
13.  Deposits:                                                                               ////////////////////////
     a.  In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)   RCON 2200     11,985,000     13.a.
           (1)  Noninterest-bearing(1)...............RCON 6631      2,734,000                ////////////////////////     13.a.(1)
           (2)  Interest-bearing.....................RCON 6636      6,657,000                ////////////////////////     13.a.(2)
     b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E   ////////////////////////
           part II)                                                                          RCFN 2200     21,619,000     13.b.
           (1)  Noninterest-bearing..................RCFN 6631        654,000                ////////////////////////     13.b.(1)
           (2)  Interest-bearing.....................RCFN 6636     22,731,000                ////////////////////////     13.b.(2)
14.  Federal funds purchased and securities sold under agreements to repurchase in           ////////////////////////
     domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:   ////////////////////////
     a.  Federal funds purchased..........................................................   RCFD 0278      6,560,000     14.a.
     b.  Securities sold under agreements to repurchase...................................   RCFD 0279        120,000     14.b.
15.  a.  Demand notes issued to the U.S. Treasury.........................................   RCON 2840              0     15.a.
     b.  Trading liabilities..............................................................   RCFD 3548     19,172,000     15.b.
16.  Other borrowed money:                                                                   ////////////////////////
     a.  With original maturity of one year or less.......................................   RCFD 2332     15,909,000     16.a.
     b.  With original maturity of more than one year.....................................   RCFD 2333      3,097,000     16.b.
17.  Mortgage indebtedness and obligations under capitalized leases.......................   RCFD 2910         31,000     17.
18.  Bank's liability on acceptances executed and outstanding..............................  RCFD 2920        597,000     18.
19.  Subordinated notes and debentures....................................................   RCFD 3200      1,229,000     19.
20.  Other liabilities (from Schedule RC-G)...............................................   RCFD 2930      5,235,000     20.
21.  Total liabilities (sum of items 13 through 20).......................................   RCFD 2948     85,554,000     21.
                                                                                             ////////////////////////
22.  Limited-life preferred stock and related surplus.....................................   RCFD 3282              0     22.
EQUITY CAPITAL                                                                               ////////////////////////
23.  Perpetual preferred stock and related surplus........................................   RCFD 3838        600,000     23.
24.  Common stock.........................................................................   RCFD 3230      1,001,000     24.
25.  Surplus (exclude all surplus related to preferred stock).............................   RCFD 3839        540,000     25.
26.  a.  Undivided profits and capital reserves...........................................   RCFD 3632      3,131,000     26.a.
     b.  Net unrealized holding gains (losses) on available-for-sale securities...........   RCFD 8434     (   14,000)    26.b.
27.  Cumulative foreign currency translation adjustments..................................   RCFD 3284     (  382,000)    27.
28.  Total equity capital (sum of items 23 through 27)....................................   RCFD 3210      4,876,000     28.
29.  Total liabilities, limited-life preferred stock, and equity capital (sum of items       ////////////////////////
     21, 22, and 28)......................................................................   RCFD 3300     90,430,000     29.

Memorandum
To be reported only with the March Report of Condition.
  1.    Indicate in the box at the right the number of the statement below that best
        describes the most comprehensive level of auditing work performed for the bank by                        Number
        independent external auditors as of any date during 1995..........................   RCFD 6724         N/A        M.1


1  =    Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2  =    Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3  =    Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4  =    Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5  =    Review of the bank's financial statements by external auditors
6  =    Compilation of the bank's financial statements by external auditors
7  =    Other audit procedures (excluding tax preparation work)
8  =    No external audit work

---------------
(1) Including total demand deposits and noninterest-bearing time and savings deposits.

                               State of New York,

                               BANKING DEPARTMENT

        I, PETER M. PHILBIN, Deputy Superintendent of Bank of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY UNDER
SECTION 8005 OF THE BANKING LAW," dated March 20, 1996, providing for an increase in authorized capital stock from $1,351,666,670 consisting of 85,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $1,501,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

WITNESS, my hand and official seal of the Banking Department at the City of New York,

                        this 21st day of March in the Year of our Lord one thousand nine hundred and ninety-six.



                                                /s/     Peter M. Philbin
                                                ------------------------------
                                                Deputy Superintendent of Banks

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ORGANIZATION CERTIFICATE

                                OF BANKERS TRUST

                     Under Section 8005 of the Banking Law

                              --------------------

        We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

        1.      The name of the corporation is Bankers Trust Company.

        2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of March, 1903.

        3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

        4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

        "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Three Hundred Fifty One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,351,666,670), divided into Eighty-Five Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (85,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

        "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,501,666,670), divided into One Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

     6. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

     IN WITNESS WHEREOF, we have made and subscribed this certificate this 20th day of March, 1996.

                                             /s/    James T. Byrne, Jr.
                                             -------------------------------
                                                    James T. Byrne, Jr.
                                                    Managing Director


                                             /s/    Lea Lahtinen
                                             -------------------------------
                                                    Lea Lahtinen
                                                    Assistant Secretary


State of New York     )
                      ) ss:
County of New York    )

     Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.


                                             /s/       Lea Lahtinen
                                             -------------------------------
                                                       Lea Lahtinen

Sworn to before me this 20th day
of March 1996.


/s/      Sandra L. West
--------------------------------
         Notary Public


           SANDRA L. WEST                    Counterpart filed in the
   Notary Public State of New York           Office of the Superintendent of
            No. 31-4942101                   Banks, State of New York
    Qualified in New York County             This 21st day of March, 1996
Commission Expires September 19, 1996


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